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                                                                   EXHIBIT 10.36

                        ADMINISTRATIVE CARRIER AGREEMENT

         THIS ADMINISTRATIVE CARRIER AGREEMENT (the "Agreement") is entered into by and between HighwayMaster Corporation ("HighwayMaster"), a Delaware corporation, with its principal place of business located at 1155 Kas Drive, Richardson, Texas, 75081, and Southwestern Bell Mobile Systems, Inc., a Virginia and Delaware corporation ("SBMS"), with its principal place of business located at 17330 Preston Road, Suite 100A, Dallas, Texas 75252, effective as of March 30, 1999.

         WHEREAS, HighwayMaster has previously engaged, and through the Cutover Date will engage, GTE Wireless, Inc. ("GTEW") to provide administrative and billing services to HighwayMaster in connection with HighwayMaster's provision of enhanced services to its end users; and

         WHEREAS, HighwayMaster and GTEW have agreed that HighwayMaster will engage a new provider of administrative and billing services; and

         WHEREAS, HighwayMaster desires to engage SBMS and SBMS desires to provide to HighwayMaster certain administrative and billing services in connection with HighwayMaster's provision of enhanced services to HighwayMaster's end users;

         NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good, valuable, mutual and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             I. DEFINITION OF TERMS

1. The definition of terms set forth in this Section 1 shall apply in this Agreement (in addition to terms expressly defined elsewhere herein) including any and all exhibits, addenda, and amendments made to or incorporated herein now or in the future:

         1.1. "Affiliate" means any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another person or entity. Control shall be defined as (i) fifty percent (50%) or more ownership or beneficial interest of income and capital of an entity; or (ii) ownership of at least fifty percent (50%) of the voting power of voting equity; or (iii) sole or shared management by a general partner of the entity; or (iv) the ability to otherwise direct management policies of the entity by contract or otherwise.

         1.2. "BID" means the billing identification code that allows an NPA/NXX in a Market to be defined as a stand alone billing center.

         1.3. "Carrier" means a company authorized by appropriate regulatory agencies to provide

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                  domestic cellular radio service.

         1.4. "Cellular Number or MIN" means the phone number or mobile identification number assigned to a Unit.

         1.5. "Covered Markets" means those Markets operated by Carriers with which SBMS has both an Intercarrier Roamer Service Agreement ("IRSA") and Addendum to IRSA for HighwayMaster Service, and with which HighwayMaster has a Cellular Service Agreement ("CSA").

         1.6. "CTS" means cellular telephone service available in any Covered Market.

         1.7. "CTS Usage" means the use of cellular airtime services for any purpose.

         1.8. "Cutover Date" means the date on which GTEW ceases to provide Services for HighwayMaster and SBMS begins to provide the Services to HighwayMaster.

         1.9. "Data CTS" means the use of cellular airtime services for the purpose of transmitting data communications via cellular networks.

         1.10. "End-Users" means the customers of HighwayMaster who purchase the enhanced services for use in connection with the Units.

         1.11.    "FCC" means the Federal Communications Commission.

         1.12. "HighwayMaster Information" means the technical and business information which is proprietary and confidential to HighwayMaster, and such other information marked "Confidential" and disclosed to SBMS by HighwayMaster pursuant to this Agreement. The HighwayMaster Information shall not include information which: (a) is now or in the future becomes generally known to the public through no fault of SBMS; (b) prior to disclosure hereunder, is properly within the legitimate possession of SBMS, without any restriction on disclosure; (c) subsequent to disclosure hereunder, the information is lawfully received from a third party having rights to disseminate the information and without any restriction on disclosure; (d) is obligated to be produced under order of a court of competent jurisdiction or by means of other valid legal process; provided, however, that SBMS shall notify HighwayMaster of such order or process so that HighwayMaster may seek a protective order; and/or (e) was independently developed by SBMS without reference to or reliance on the HighwayMaster Information.

         1.13.    "IRSA" means an Intercarrier Roamer Service Agreement.

         1.14. "IRSA Addendum" means an Addendum to an Intercarrier Roamer Service Agreement between SBMS and a Carrier to facilitate the provision of domestic


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                  celluar roaming service to HighwayMaster's end users in that
                  Carrier's market(s).

         1.15. "Market" means a cellular service area operated by a Carrier, which consists of one or more licensed areas defined by the Federal Communications Commission as either metropolitan statistical areas ("MSAs") or rural service areas ("RSAs").

         1.16. "Material Default" means any material breach of any obligation, representation, warranty or covenant by a party to this Agreement which has not been cured within thirty (30) days after notice of such breach is given to the breaching party by the non-breaching party.

         1.17. "Non-SBMS Carrier" means a Carrier with which SBMS has signed an IRSA that is not an SBMS Affiliate.

         1.18. "Non-SBMS Market" means any domestic cellular market, whether an MSA or RSA or a combination thereof, for which a Non-SBMS Carrier holds the FCC license or in which a Non-SBMS Affiliate manages or holds a controlling interest.

         1.19. "NPA/NXX" means a ten thousand block of telephone numbers represented by the NPA (numbering plan area or area code) and NXX (prefix) assigned to that block of numbers.

         1.20. "NSC" means the Network Services Center owned and operated by HighwayMaster.

         1.21. "Roaming Rate" means the agreed upon rate established by HighwayMaster and each Carrier in a Market operated by such Carrier for CTS Usage in that Carrier's Market.

         1.22.    "SBMS Carrier" means a Carrier that is SBMS or an SBMS
                  Affiliate.

         1.23. "SBMS Information" means the technical and business information which is proprietary and confidential to SBMS, and such other information marked "Confidential" and disclosed to HighwayMaster by SBMS pursuant to this Agreement. The SBMS Information shall not include information which: (a) is now or in the future becomes generally known to the public through no fault of HighwayMaster; (b) prior to disclosure hereunder, is properly within the legitimate possession of HighwayMaster, without any restriction on disclosure; (c) subsequent to disclosure hereunder, the information is lawfully received from a third party having rights to disseminate the information and without any restriction on disclosure; (d) is obligated to be produced under order of a court of competent jurisdiction or by means of other valid legal process; provided, however, that HighwayMaster shall notify SBMS of such order or process so SBMS may seek a protective order; and/or (e) was independently developed by the HighwayMaster without reference to or reliance on SBMS Information.


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         1.24.    "SBMS Market" means any domestic cellular market, whether an
                  MSA or an RSA or a combination thereof, for which SBMS or an SBMS Affiliate holds the FCC license or in which SBMS or an SBMS Affiliate manages or holds a controlling interest. Attached hereto as Exhibit "A" is a list of all current SBMS Markets.

         1.25. "Services" means the administrative and settlement services to be provided by SBMS to HighwayMaster for HighwayMaster's use in connection with its provision of enhanced services to its End-Users.

         1.26. "SID" means the five (5) digit system identification code assigned to a Market.

         1.27.    "Unit" means the HighwayMaster mobile communications unit.

         1.28. "Voice CTS" means the use of cellular airtime services for the purpose of transmitting voice communications via cellular networks.


                              II. SBMS' OBLIGATIONS

2. SBMS' Obligations. In addition to the other covenants, terms and conditions set forth in this Agreement, effective as of the Cutover Date SBMS agrees to provide the following Services for HighwayMaster's use in providing enhanced services to its End-Users in connection with their use of the Units in any Covered Markets.

         2.1. BID. SBMS will maintain the HighwayMaster BID for NPA/NXXs solely for the use of HighwayMaster as permitted by any laws, rules or regulations. The BIDs will permit identification of Units in each Market as permitted by any laws, rules or regulations.

         2.2.     Operational Services.

                  2.2.1. Visibility. SBMS will provide HighwayMaster with access to Visibility services for the HighwayMaster BID, subject to its ability to obtain GTE-TSI's consent to do so.

                  2.2.2. SBMS will provide, or cause to be provided, to HighwayMaster CIBER in collect tapes reflecting CTS Usage associated with the HighwayMaster BID, subject to its ability to obtain GTE-TSI's consent to do so. Whether SBMS provides the tapes or causes them to be provided directly to HighwayMaster by GTE-TSI shall be decided in SBMS's sole discretion, as it deems appropriate or feasible from time to time.

                  2.2.3. Within thirty (30) days of the end of each settlement cycle, SBMS will provide HighwayMaster with a financial summary consisting of charges by


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                           SBMS Carriers and Non-SBMS Carriers for CTS Usage
                           associated with the HighwayMaster BID in each Carrier's respective Markets during that settlement cycle, subject to its ability to obtain GTE-TSI's consent to do so. SBMS will also provide CHARM Reports to back up the summary, also subject to GTE-TSI's consent.

                           2.2.3.1. As an alternative to the procedure set forth
                                    in the preceding subsection, SBMS in its sole discretion from time to time, may, with GTE-TSI's consent, cause GTE-TSI to provide HighwayMaster with access to the summary financial information described above through GTE-TSI's ACCESSibility service.

                  2.2.4. Following the close of each settlement cycle, SBMS shall provide HighwayMaster with an invoice for the Carrier Charges based upon the net settlement amounts funded by SBMS with respect to the HighwayMaster BID.

         2.3.     Payment of Charges.

                  2.3.1. Net Settlement. SBMS shall act as HighwayMaster?s payment agent for purposes of timely paying any and all net settlement amounts charged by Carriers with respect to NPA/NXXs and/or BID(s) assigned to HighwayMaster or its End-Users in the Carrier?s Market ("Carrier Charges"). The parties acknowledge and understand that SBMS is merely acting as the payment agent of HighwayMaster in connection with the CIBERNET net settlement process and that HighwayMaster is solely liable for any and all amounts due Carriers for CTS Usage with respect to the HighwayMaster BID.

                  2.3.2. Reimbursement. HighwayMaster shall reimburse SBMS for any and all amounts paid by SBMS to Carriers for Carrier Charges, regardless of whether such charges were improperly invoiced or not. SBMS shall not have any responsibility to investigate or determine whether the Carrier Charges are correct, and HighwayMaster has no defense to claims by SBMS for amounts paid by it for Carrier Charges based upon the impropriety of the Carrier Charges.

                  2.3.3. Improper Billing by Carriers. From time to time, various carriers incorrectly rate or charge for CTS Usage for cellular service provided to End-Users in their Market. The parties anticipate that most Carriers will sign the IRSA Addendum in the form of that attached hereto as Exhibit 1. In those cases, HighwayMaster will bear all responsibility for seeking refunds for overcharges from the Carriers and for making payments to Carriers for undercharges, and will do so outside of the CIBERNET settlement process. With respect to any Carrier(s) that are unwilling to sign the Exhibit 1 form of IRSA Addendum solely because of the paragraph 3 adjustment language


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                           therein, SBMS agrees to modify that language, and
                           SBMS and HighwayMaster agree to cooperate in implementing a mutually acceptable mechanism for SBMS to facilitate refunds from those Carriers for improperly rated or charged CTS Usage.

                  2.3.4. HighwayMaster agrees to indemnify and hold harmless SBMS from any and all claims, losses, damages, causes of action, costs (including reasonable attorney's fees) or reasonable expenses incurred by SBMS as a result of any claim or action brought by a third party and arising from the payment of amounts to Carriers under this Agreement.

                  2.3.5. Alternative Billing Arrangements. Nothing herein restricts HighwayMaster from entering into separate agreements with Non-SBMS Carriers to establish alternate standards, processes and arrangements by which HighwayMaster would settle and be billed for the use of such Non-SBMS Carrier's CTS ("Alternative Billing Arrangements"), provided, that HighwayMaster shall not be relieved of any of its obligations hereunder. SBMS shall have no obligation to provide any Services or assistance to HighwayMaster in connection with the Alternative Billing Arrangement.

         2.4.     Provision of CTS.

                  2.4.1. SBMS Markets. HighwayMaster hereby authorizes SBMS and SBMS agrees that it will negotiate and execute IRSA Addenda and cause HighwayMaster to be provided with CTS in the SBMS Markets under the same terms (other than rates) that it negotiates such CTS access in Non-SBMS Markets. To the extent that an SBMS Market loses the required FCC license or other necessary approvals, such SBMS Market shall have no obligation to provide CTS to HighwayMaster.

                  2.4.2. Non-SBMS Markets. HighwayMaster hereby authorizes SBMS and SBMS agrees that it will use commercially reasonable efforts to negotiate and execute IRSA Addenda in substantially the form of that attached hereto as Exhibit 1 to cause HighwayMaster to be provided with CTS in the Non-SBMS Markets. SBMS shall ensure that its IRSA Addenda with the Non-SBMS Carriers permit for rating of End-User CTS at the rates set forth in HighwayMaster's CSAs with the Non-SBMS Carriers. SBMS will have no liability to HighwayMaster or any third party for its failure to obtain IRSA Addenda from any particular Carriers or from any particular number of Carriers either before or after the Cutover Date. The terms and conditions of all IRSA Addenda are confidential and proprietary to SBMS and are subject to the provisions of this Agreement relating to SBMS Information.


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                           III. SBMS' REPRESENTATIONS

3.       SBMS' Representations.

         3.1. Other Material Agreements. The execution, delivery and performance of this Agreement does not conflict with or result in a material breach of any provision of any material agreement to which SBMS is a party.

         3.2. Valid Execution. This Agreement has been duly executed and delivered by an authorized representative of SBMS and constitutes a valid and legally binding obligation of SBMS, enforceable against it in accordance with its terms.

                       IV. HIGHWAYMASTER'S REPRESENTATIONS

4.       HighwayMaster's Representations.

         4.1. Other Material Agreements. The execution, delivery and performance of this Agreement does not conflict with or result in a material breach of any provision of any material agreement to which HighwayMaster is a party.

         4.2. Valid Execution. This Agreement has been duly executed and delivered by an authorized representative of HighwayMaster and constitutes a valid and legally binding obligation of HighwayMaster, enforceable against it in accordance with its terms.

                         V. HIGHWAYMASTER'S OBLIGATIONS

5.       HighwayMaster's Obligations.

         5.1. NPA/NXXs. HighwayMaster will provide to SBMS the NPA/NXX combinations for its existing End-Users and all BIDs for those NPA/NXXs. HighwayMaster's NPA/NXX combinations are currently associated with a BID assigned to GTEW. HighwayMaster will cause GTEW to cooperate with SBMS in assigning to SBMS the NPA/NXXs and the BID with which they are associated. HighwayMaster will ensure that the NPA/NXXs shall be in a designated numbering system compatible with GTE Telecommunications Systems Incorporated ("GTE-TSI") for purposes of validation. The NPA/NXXs shall be stored and maintained in a validation database at GTE-TSI (the "HighwayMaster Database"). HighwayMaster and SBMS shall have access to the HighwayMaster Database at all times during the term of this Agreement and for a reasonable time period after expiration or termination of this Agreement to allow each party to perform or complete any outstanding billing or other functions under this Agreement. [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]


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         5.2.     Negotiation of CTS Rates with Carriers. HighwayMaster is
                  solely responsible for the negotiation of any rates for CTS, whether Voice CTS or Data CTS, and the execution of any CSAs in Covered Markets. HighwayMaster will not sign any CSAs that refer to SBMS or an administrative carrier without SBMS' prior consent, nor will it sign any CSAs that conflict with the terms of this Agreement. In order to permit SBMS to provide the Services hereunder, HighwayMaster is required to notify SBMS of the effective dates of, and supply SBMS with fully executed copies of, any CSAs with Non-SBMS Markets. HighwayMaster is also required to promptly notify SBMS of the termination or expiration of any CSA. The terms and conditions contained in these CSAs are confidential and proprietary to HighwayMaster and are subject to the provisions of this Agreement relating to HighwayMaster Information.

         5.3. CTS Rates and Roaming Rates Acknowledgments. HighwayMaster will be solely responsible for the negotiation and establishment of CTS rates or other pricing with Non-SBMS Carriers through its CSAs with the Non-SBMS Carriers. HighwayMaster acknowledges that SBMS is not authorized and cannot establish Roaming Rates for any Non-SBMS Market. HighwayMaster acknowledges and agrees that it shall pay SBMS an amount, including, but not limited to, the full amount of all charges assessed by each Carrier with respect to HighwayMaster NPA/NXXs and/or BIDs and paid by SBMS through net settlement or otherwise. Nothing herein shall be construed as requiring SBMS to offset any difference between the actual rates charged by a Carrier in a particular Market and the Roaming Rates or other rates requested or negotiated by HighwayMaster with that Carrier. HighwayMaster further acknowledges that IRSA Addenda between SBMS and the Non-SBMS Carriers are subject to termination. To the extent any of the IRSA Addenda are terminated, SBMS is not obligated to make available Services in the Markets governed by such terminated IRSA Addendum and SBMS shall have no obligation to HighwayMaster for any damages, losses, or other effects of such termination. SBMS will use commercially reasonable efforts to maintain the IRSA Addenda with Non-SBMS Carriers.

         5.4. Activations/Identification Changes. HighwayMaster shall be responsible for all activations and identification changes with respect to End-Users.

         5.5. Technical Support. HighwayMaster shall be responsible for responding to all End-User trouble tickets and will resolve technical issues with Carriers and GTE-TSI.

         5.6. Carrier Contacts. HighwayMaster will remain the point of contact for Carriers with respect to rates, contract issues or program changes. HighwayMaster shall handle all switch configuration and network issues directly with each Carrier.

         5.7. Regulatory and Legal Approvals. To the extent HighwayMaster is required to obtain any federal, state, local or regulatory approvals, licenses or certifications to provide enhanced services to its End-Users, HighwayMaster is solely responsible for


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                  obtaining such approvals, licenses or certifications.
                  HighwayMaster agrees to indemnify and hold harmless SBMS from any claims, losses, damages, causes of action, costs (including reasonable attorney's fees) or reasonable expenses incurred by SBMS as a result of any claim or action brought by a third party and arising from HighwayMaster's failure to obtain any required licenses, approvals or other certifications.

         5.8. Technical Data Updates. SBMS and HighwayMaster will issue a joint technical update to the Carriers explaining the transition from HighwayMaster's prior administrative carrier to SBMS. HighwayMaster shall compose and provide additional technical data updates to all carriers at least two (2) times per year, provided that HighwayMaster shall not release any updates without prior written approval from SBMS, which approval shall not be unreasonably withheld.

         5.9. Technical Data Sheets. HighwayMaster will request and maintain technical data sheets from Carriers for trouble resolution and record maintenance.

         5.10. CTS Restrictions. HighwayMaster, and not SBMS, shall be responsible for informing Carriers of any required call restrictions with respect to the HighwayMaster NPA/NXXs or Units, [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] HighwayMaster acknowledges and agrees that HighwayMaster will be solely responsible for any amounts owed for CTS Usage or any other costs incurred in Non-SBMS Markets where the Carrier does not provide or install the required restrictions. HighwayMaster shall ensure that its CSAs with Carriers impose obligations on the Carriers to implement the dialing restrictions. HighwayMaster agrees to maintain its current security and fraud prevention systems and validation procedures in place and active, and to the extent HighwayMaster ceases any such security protections, HighwayMaster will be liable for fraudulent End-User CTS. End-Users shall be permitted to dial 911 emergency services, but HighwayMaster acknowledges that neither SBMS nor the SBMS Markets provide or control the provision of 911 emergency services in any Market.

                            VI. INTELLECTUAL PROPERTY

6.       Intellectual Property.

         6.1. No Assignment or License of Intellectual Property. Nothing contained herein shall be construed to grant SBMS any right, title or license in or to, whether express or implied, the patents, copyrights, trademarks, trade secrets, mask works or other proprietary rights of HighwayMaster or any improvements and/or modifications thereto. Nothing contained herein shall be construed to grant HighwayMaster any right, title or license in or to, whether express or implied, the patents, copyrights, trademarks, trade secrets, mask works or other proprietary rights of SBMS or any improvements and/or modifications thereto.

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         6.2.     Intellectual Property Indemnity. HighwayMaster agrees to
                  indemnify and hold SBMS harmless from and against any loss, liability, damage or expense (including attorneys' fees and court costs) that may result by reason of any infringement or claim of infringement, of any entity's intellectual property rights or other proprietary interest, arising out of any services provided by HighwayMaster to End Users or Carriers. This indemnity shall include, but is not limited to, any claims by GTEW or its affiliates with respect to any intellectual property employed by HighwayMaster. SBMS shall promptly notify HighwayMaster of any claim for which it is responsible hereunder.

                              VII. CONFIDENTIALITY

7.       Confidentiality.

         7.1. Ownership, Use and Confidentiality of HighwayMaster Information. HighwayMaster Information shall remain the property of HighwayMaster and its End-Users. SBMS may only use the HighwayMaster Information to the extent set forth herein or as required to perform the Services hereunder, unless SBMS obtains the prior written consent of HighwayMaster to use the HighwayMaster Information for another purpose. SBMS shall not disclose the HighwayMaster Information to any third party without the prior written consent of HighwayMaster. If SBMS receives or is served with any order, subpoena, demand or other request from a governmental agency, court, or other legal forum to produce the HighwayMaster Information, in whole or in part, SBMS will provide HighwayMaster with prompt notice of such request so that HighwayMaster at its expense, may seek a protective order or such other remedy to prevent production of the HighwayMaster Information. If SBMS ultimately complies with a proper request, SBMS will not be in violation of this Section. Upon the termination or expiration of this Agreement or, with respect to any HighwayMaster Information, on such earlier date that SBMS in its opinion, shall no longer require the HighwayMaster Information to provides the Services hereunder, SBMS shall, at HighwayMaster's request, either erase the HighwayMaster Information from any files maintained by SBMS or return the HighwayMaster Information to HighwayMaster. SBMS agrees to protect and safeguard the confidentiality of the HighwayMaster Information to the same degree and extent as SBMS protects and safeguards its own confidential and proprietary information.

         7.2. Ownership, Use and Confidentiality of SBMS Information. SBMS Information shall remain the property of SBMS. HighwayMaster may only use the SBMS Information to the extent set forth herein or as required to perform its obligations hereunder, unless HighwayMaster obtains the prior written consent of SBMS to use the SBMS Information for another purpose. HighwayMaster shall not disclose the SBMS Information to any third party without the prior written consent of SBMS. If HighwayMaster receives or is served with any order, subpoena, demand or other

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                  request from a governmental agency, court, or other legal
                  forum to produce the SBMS Information, in whole or in part, HighwayMaster will provide SBMS with prompt notice of such request so that SBMS at its expense, may seek a protective order or such other remedy to prevent production of the SBMS Information. If HighwayMaster ultimately complies with a proper request, HighwayMaster will not be in violation of this Section. Upon the termination or expiration of this Agreement or, with respect to any SBMS Information, on such earlier date that HighwayMaster in its opinion, shall no longer require the SBMS Information to perform its obligations hereunder, HighwayMaster shall, at SBMS' request, either erase the SBMS Information from any files maintained by HighwayMaster or return the SBMS Information to SBMS. HighwayMaster agrees to protect and safeguard the confidentiality of the SBMS Information to the same degree and extent as HighwayMaster protects and safeguards its own confidential and proprietary information.

                             VIII. FEES AND INTEREST

8.       Fees and Interest.

         8.1. Monthly Administrative Carrier Fee. In exchange for the Services provided hereunder to HighwayMaster by SBMS, HighwayMaster shall pay to SBMS a monthly recurring Administrative Carrier Fee within thirty (30) days of receipt of an invoice for the same. Prior to the Cutover Date, the Administrative Carrier Fee will be [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] per month. After the Cutover Date the Administrative Carrier Fee will be [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] per month.

         8.2. Carrier Charge Reimbursement. HighwayMaster shall pay SBMS for any and all Carrier Charges (including all SBMS and Non-SBMS CTS and Roaming Charges) amounts paid by SBMS as set forth elsewhere in this Agreement.

         8.3. Clearinghouse Fees. [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]

         8.4. Late Payment. Any Administrative Carrier Fees, Carrier Charge reimbursements or other charges or reimbursements not paid by the due date shall accrue interest on the unpaid amount until paid at the rate of 1 1/2 % per month or the maximum amount allowed by law, whichever is less.

                            IX. TERM AND TERMINATION

9.       Term and Termination.



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         9.1.     Initial Term. The initial term of this Agreement shall be for a period of three years commencing on the date of execution of this Agreement by both parties and ending on the third anniversary of such date (the "Initial Term").

         9.2. Renewal Term. Upon expiration of the Initial Term, this Agreement shall automatically renew upon the same terms and conditions for five (5) consecutive one (1) year renewal terms (a "Renewal Term"), unless either party gives the other written notice of its intent not to renew at least six (6) months prior to the expiration of the existing Renewal Term.

         9.3. Termination for Cause. In the event of a Material Default by either party under this Agreement, the non-defaulting party may terminate this Agreement by giving notice of such termination to the other party to this Agreement, which notice of termination shall specify a date no earlier than sixty (60) days after the date such notice is given for such termination.

         9.4. Termination for Nonpayment. In the event that HighwayMaster fails to pay SBMS any amounts owed under this Agreement within thirty (30) days of actual receipt of an Invoice and HighwayMaster fails to fully cure such payment default within ninety (90) days after notice by SBMS of such payment default, then SBMS may terminate this Agreement by giving notice of such termination to HighwayMaster, which notice of termination shall specify a date no earlier than the date such notice is given for such termination.

         9.5. Termination for Insolvency. If HighwayMaster makes an assignment for the benefit of creditors or files a voluntary petition under Title 11 of the United States Code or under any similar state insolvency laws or if HighwayMaster shall have an involuntary petition for bankruptcy filed against it under Title 11 of the United States Code and such involuntary petition is not dismissed within thirty (30) days; or a trustee or receiver is appointed to administer HighwayMaster's business or assets, SBMS shall have the right to terminate this Agreement effective upon notification of such termination to HighwayMaster.

         9.6. Termination for Impossibility. SBMS may terminate this Agreement immediately upon written notice to HighwayMaster at any time more than forty-five (45) days after the scheduled Cutover Date if at such time HighwayMaster has not yet effected the transfer of the HighwayMaster BID and associated NPA/NXXs to SBMS.

         9.7. Transition Period. Upon expiration of the Initial Term or any Renewal Term or the termination of this Agreement under Sections 9.2 or 9.3 (except when SBMS terminates HighwayMaster as a result of a Material Default), SBMS shall continue to provide the Services to HighwayMaster in accordance with the terms and conditions of this Agreement for a period not to exceed nine (9) months to permit


ADMINISTRATIVE CARRIER AGREEMENT
PAGE - 12

                  HighwayMaster to transition from SBMS to another party (the "Transition Period"). At any time during the Transition Period, HighwayMaster may terminate the provision of Service by SBMS upon thirty (30) days written notice. Upon the expiration of the Transition Period, SBMS shall have no obligation to provide the Services to HighwayMaster under any circumstances.

                    X. TRANSITION OF ADMINISTRATIVE CARRIERS

10. The Parties agree to the following provisions in connection with HighwayMaster's transition of administrative carriers from GTEW to
         SBMS:

         10.1. The Cutover Date will be September 30, 1999, unless an earlier date is agreed to in writing by the parties hereto.

         10.2. HighwayMaster will cause GTEW to cooperate with SBMS in assigning to SBMS the NPA/NXXs and the BID with which they are associated effective as of the Cutover Date. HighwayMaster will cause any existing GTEW roaming addenda that address HighwayMaster service to terminate on or before the Cutover Date. HighwayMaster will cause any existing Cellular Service Agreements that reference GTEW as its administrative carrier or that SBMS has not approved to terminate on or before the Cutover Date.

         10.3. HighwayMaster will use commercially reasonable efforts to sign Cellular Service Agreements with as many of SBMS' domestic cellular roaming partners as possible to be effective as of the Cutover Date. HighwayMaster will continue its efforts to sign up Carriers after the Cutover Date.

         10.4. SBMS will use commercially reasonable efforts to sign IRSA Addenda substantially in the form of that attached as Exhibit 1 hereto with as many of its domestic cellular roaming partners as possible to be effective as of the Cutover Date. SBMS will continue its efforts to sign up Carriers after the Cutover Date in accordance with Section 2.4 above.

         10.5. SBMS and HighwayMaster will coordinate their respective efforts to obtain IRSA Addenda and Cellular Service Agreements from the same Carriers.

                                XI. MISCELLANEOUS

11.      Miscellaneous.

         11.1. Force Majeure. Each party hereto shall be excused from performance hereunder for any period and to the extent that it is prevented from performing any action pursuant hereto, in whole or in part, as a result of delays beyond its control caused by the other party or by an act of God or the public enemy, fire, floods, epidemics, quarantine


ADMINISTRATIVE CARRIER AGREEMENT
PAGE - 13
                  restrictions, civil disturbance, court order, labor dispute, third party nonperformance (except to the extent such third party nonperformance is wrongfully caused by a party to this Agreement), or other cause beyond its control, including without limitation failures or fluctuations in electrical power, heat, light or air conditioning.

         11.2. Single Point of Contact. SBMS and HighwayMaster shall each identify in writing, subject to change at any time, a single point of contact to coordinate activations, identify existing problems with the provision of the Services by SBMS. Each party will provide a contact person with adequate technical knowledge and understanding of the mutual obligations hereunder and such contact person will be available on a regular basis Monday through Friday from 8:00 a.m. to 5:00 p.m. Central Standard Time.

         11.3. Severability. Any provision of this Agreement which is prohibited, unenforceable or is declared or found to be illegal, unenforceable or void, in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.4. Nondisclosure/Media Releases. All media releases, public announcements and public disclosures by any party hereto relating to this Agreement or its subject matter, including without limitation promotional or marketing material, but not including any announcement intended solely for internal distribution or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such party, shall be coordinated with and approved by the other party hereto prior to the release thereof, which approval shall not be unreasonably withheld or delayed. The terms of this Agreement are confidential except that either party may disclose the terms of this Agreement to any of its employees, consultants or professionals on a "need to know basis" to permit performance hereunder. Neither party shall announce or disclose to any third party, the terms and conditions contained herein or any discussions relating thereto, without the prior written consent of the other party, except as required by law, in which case the party required to make disclosure shall give the other party prompt notice of any such requirement so that the other party can take any actions it deems appropriate to protect the information from disclosure. Notwithstanding the above, HighwayMaster shall be permitted to disclose this Agreement to the Securities and Exchange Commission ("SEC") and file it therewith, as required. HighwayMaster shall provide the SEC with a clean and redacted copy of the Agreement to indicate to the SEC which Sections should be redacted and unavailable for public review. A copy of the Agreement with the proposed redactions will be provided to SBMS twenty (20) business days prior to filing the Agreement with the SEC, and SBMS shall have such twenty (20) business days to request additional or different redactions. In the event no such comments are provided to HighwayMaster by SBMS in such time period, HighwayMaster shall be authorized to

ADMINISTRATIVE CARRIER AGREEMENT
PAGE - 14
                  file this Agreement with the SEC in the form given to SBMS for review. To the extent the SEC or HighwayMaster determines that any requested redactions are not allowed by the SEC, HighwayMaster must notify SBMS of the specific changes required by the SEC prior to filing this Agreement with the SEC.

         11.5. Notices. Any notice required by this Agreement must be given by depositing a copy of such notice (i) in the United States mail, postage prepaid, certified return receipt requested or
                  (ii) in overnight delivery or (ii) via facsimile. Any such notice will be deemed to be received upon the earlier of verification of delivery or on the third day after depositing a copy of such notice in the mail or overnight delivery, except that notices received by facsimile shall only be deemed effective upon actual receipt by the individual with the title set forth below as confirmed solely by such individual. Any such notice will be given at the following addresses or to such later addresses of which the sending party has received actual or constructive notice:

                      If to HighwayMaster:
                      HighwayMaster Corporation
                      1155 Kas Drive
                      Richardson, Texas 75081
                      Attention: General Counsel
                      FAX No.: (972) 301-2263

                      If to SBMS:
                      Southwestern Bell Mobile Systems, Inc.
                      17330 Preston Road, Suite 100A
                      Dallas, Texas 75252
                      Attention: Director, Intercarrier Services
                      FAX No.: 972-733-6155

                      With a copy to:
                      Southwestern Bell Mobile Systems, Inc.
                      17330 Preston Road, Suite 100A
                      Dallas, Texas 75252
                      Attention: Vice President, Secretary, and General Counsel FAX No.: 972-733-2021

         11.6. Legal Representation. HighwayMaster acknowledges that SBMS has offered no legal advice or counsel to HighwayMaster nor made any representations to HighwayMaster regarding HighwayMaster's exemption from the jurisdiction of federal, state, or local governmental agencies with potential jurisdiction over the parties herein and the Services to be rendered hereunder and SBMS has not offered HighwayMaster any legal advice or counsel regarding the subject matter of this Agreement. SBMS acknowledges that HighwayMaster has offered no legal advice or counsel to SBMS nor made any representations to SBMS regarding SBMS' exemption from the


ADMINISTRATIVE CARRIER AGREEMENT
PAGE - 15
                  jurisdiction of federal, state, or local governmental agencies with potential jurisdiction over the parties herein and the Services and obligations to be rendered hereunder and HighwayMaster has not offered SBMS any legal advice or counsel regarding the subject matter of this Agreement.

         11.7. Interpretation. Headings used in this Agreement are for convenience only and will not be deemed to be operative text. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case unless the context otherwise requires.

         11.8. Execution. This Agreement shall be deemed to be executed at such time as all parties hereto have signed a counterpart hereof and each party hereto has received from each of the other parties hereto an originally-signed counterpart or a facsimile transmission or other replication of an originally-signed counterpart.

         11.9. Waiver. The failure of either party to enforce, in any one or more instances, performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. The parties acknowledge that a waiver of any term or provision hereof may only be given by a written instrument executed by the party granting the waiver.

         11.10. WARRANTY DISCLAIMER. SBMS' AND HIGHWAYMASTER'S OBLIGATIONS HEREUNDER ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED. SBMS MAKES NO WARRANTIES, EXPRESS OR IMPLIED REGARDING ANY GOODS, SERVICES OR EQUIPMENT TO BE PROVIDED HEREIN, OR AS TO ANY CTS TO BE PROVIDED IN ANY SBMS MARKETS INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         11.11. NO LIABILITY FOR INDIRECT DAMAGES. SBMS SHALL NOT BE LIABLE TO HIGHWAYMASTER OR ANY THIRD PARTY, AND HIGHWAYMASTER SHALL NOT BE LIABLE TO SBMS OR ANY THIRD PARTY, FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, INDEMNITY, WARRANTY, STRICT LIABILITY OR TORT, ARISING FROM OR RELATED TO THEIR PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

         11.12. LIMITATION OF LIABILITY. THE LIABILITY OF EITHER PARTY FOR ANY CLAIM ASSERTED BY THE OTHER PARTY OR ANY THIRD PARTY ARISING OUT OF THIS AGREEMENT (OTHER THAN CLAIMS BY SBMS FOR



ADMINISTRATIVE CARRIER AGREEMENT
PAGE - 16

                  REIMBURSEMENT OF CARRIER CHARGES OR INTELLECTUAL PROPERTY INDEMNITY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT) SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL AMOUNTS INVOICED TO HIGHWAYMASTER IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

         11.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all parties are not signatories to each counterpart.

         11.14. Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No party may assign this Agreement without the prior written consent of the other party hereto; provided, however, that SBMS may assign this Agreement, and its rights and obligations hereunder, to any of its Affiliates without the consent of any other party.

         11.15. Amendments. This Agreement may not be modified, amended or supplemented except by an agreement in writing signed by all of the parties hereto. Neither party shall accept or act upon any instructions, directions, and/or modifications concerning that party's performance hereunder which would affect the terms, conditions, and/or pricing of this Agreement unless authorized by the other party.

         11.16. Expenses, Taxes, Etc. Each of the parties hereto shall pay all fees and expenses incurred by it in connection with the preparation and negotiation of this Agreement. There shall be added to any charges incurred and payable by HighwayMaster under this Agreement, an amount equal to any tariff, duty, or levy tax including but not limited to sales, ad valorem and use tax or any tax in lieu thereof imposed by any local, state, or federal government or governmental agency with respect to the Services or with respect to this Agreement, but in no event will taxes be paid by HighwayMaster which are based on the income or net worth of SBMS.

         11.17. Third Parties. Except as expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any individual or entity other than the parties hereto and their successors or permitted assigns, any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement.

         11.18. Attorneys' Fees. Except as herein expressly provided, in any arbitration, suit, action or proceeding brought by one party against the other party under this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy, subject to the limitation of liabilities set forth herein.


ADMINISTRATIVE CARRIER AGREEMENT
PAGE - 17

         11.19. Independent Contractor. SBMS is providing the Services as an independent contractor. This Agreement shall not be construed to create a joint venture, partnership, employment relationship, franchise or any other legal relationship between the parties other than that of independent contractor. Neither party shall share or be responsible for the debts and liabilities of the other party, or have the authority to bind the other party in any manner.

         11.20. Entire Agreement. This Agreement, together with all Exhibits attached hereto and expressly made a part of this Agreement, shall constitute the entire agreement between the parties hereto with respect to the Services and shall supersede all prior proposals, negotiations, understandings and agreements, whether oral or written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


HIGHWAYMASTER CORPORATION,
A DELAWARE CORPORATION


By: (x) William H. McCausland
   -----------------------------

Name: William H. McCausland
     ---------------------------

Title: Sr. V. P. - Operations
      --------------------------

Date: March 30, 1999
      --------------------------


SOUTHWESTERN BELL
MOBILE SYSTEMS, INC.
A VIRGINIA AND DELAWARE CORPORATION


By: (x) Lisa Guarnacci for Frank Boyer
   -----------------------------

Name: Frank Boyer
     ---------------------------

Title: V. P. Product Development
      --------------------------

Date: March 30, 1999
      --------------------------


ADMINISTRATIVE CARRIER AGREEMENT
PAGE - 18

                                    EXHIBIT 1

                ADDENDUM TO INTERCARRIER ROAMER SERVICE AGREEMENT

         This Addendum is made by and between SOUTHWESTERN BELL MOBILE SYSTEMS, INC. on behalf of itself and its affiliates ("SBMS") AND [FILL IN CARRIER NAME], on behalf of itself and its affiliates ("CARRIER").

         WHEREAS, SBMS has signed an Administrative Carrier Agreement ("ACA") with HighwayMaster Corporation ("HighwayMaster");

         WHEREAS, Carrier desires to facilitate the provision of cellular roamer service to end users of the HighwayMaster System and has signed or intends to sign a Cellular Service Agreement with HighwayMaster to set rates and other terms and conditions of the service to be provided by Carrier to HighwayMaster's end users;

         WHEREAS, in recognition of the unique requirements of HighwayMaster's end users, including members of the long haul trucking industry and other similarly situated industries with nomadic travel patterns, the Parties hereto have assented to amend the IRSA(s) in accordance with the provisions set forth herein;

         NOW, THEREFORE, it is agreed as follows:

1. This Addendum shall amend the Intercarrier Roamer Service Agreement(s) listed on Attachment A hereto (the "IRSA(s)"), along with any replacement intercarrier roamer service agreements intended to replace, modify or supersede the IRSAs. The provisions set forth herein are incorporated by reference and shall become a part thereof. In the event that the IRSA(s) is assigned in accordance with its terms, this Addendum shall be assigned along with the IRSA(s).

2. Pursuant to the provisions herein stated, Carrier agrees for the term of this Addendum to provide roaming service in accordance herewith in those cellular markets set forth on Attachment B at the rates established by and between Carrier and HighwayMaster. It is expressly understood and agreed that SBMS shall have no responsibility for negotiating or setting rates for the service to be provided by Carrier to HighwayMaster End Users.

3. SBMS is providing administrative and settlement functions for HighwayMaster. SBMS shall participate with Carrier in the net settlement process and provide the settlement funding account with respect to the HighwayMaster BID(s). Notwithstanding the foregoing, HighwayMaster is the party ultimately responsible for all of the cost of services for system usage on Carrier's systems, at the rates set between HighwayMaster and Carrier. Therefore, both parties agree that any disputes or adjustments regarding Carrier's charges with respect to the HighwayMaster BID(s) shall be handled directly between Carrier and HighwayMaster, and that any mechanisms created by CIBERNET to adjust charges related to billing through the Net Settlement Program will not be used with respect to the HighwayMaster BID. HighwayMaster shall be entitled to seek amounts for any overcharges directly from Carrier, and Carrier shall be required to seek amounts for any undercharges directly from HighwayMaster, and not SBMS.

4. SBMS shall notify Carrier of the NPA/NXX combinations created solely for use by roamers as defined herein, which NPA/NXXs will be associated with a unique HighwayMaster billing identification ("BID") assigned to SBMS. The NPA/NXX's are not dialable from the Public Switched Telephone Network and can only be successfully called through the HighwayMaster Network Services Center. The HighwayMaster BID will be used nationally to identify vehicles equipped with the HighwayMaster system. HighwayMaster will provide Carrier with all updates of NPA/NXXs used for the purposes of this application. HighwayMaster will provide Industry Standard Updates which shall be listed on HighwayMaster's Technical Data Sheets. All assigned numbers will be stored in a validation database, jointly maintained by TSI and HighwayMaster. HighwayMaster shall provide activations, ESN changes and updates to the database.

5.   Term and Termination.

     5.1. The term of this Addendum shall commence on the later of (a) the Cutover Date under the ACA (which shall be no later than December 20, 1999); (b) the effective date of the Cellular Service Agreement between Carrier and HighwayMaster; or (c) the date that the HighwayMaster BID and NPA/NXXs are transferred from HighwayMaster's current administrative carrier to SBMS; and shall continue for an Initial Term of one (1) year. Thereafter, it shall renew for successive one year terms, provided that either Party may terminate this Addendum by providing written notice of termination to the other at least sixty (60) days prior to the end of the Initial Term or any Renewal Term.

     5.2. This Addendum shall automatically terminate with respect to any Carrier markets covered by an IRSA that expires or is terminated and not replaced or superseded with another intercarrier roamer service agreement between SBMS and Carrier.

     5.3. SBMS may terminate this Agreement immediately upon written notice to Carrier that: (a) the ACA between SBMS and HighwayMaster has terminated; or (b) HighwayMaster has notified SBMS that the Cellular Service Agreement between Carrier and HighwayMaster has terminated. For purposes of this section, SBMS shall be entitled to rely solely on notification from HighwayMaster with respect to whether the Cellular Service Agreement between Carrier and HighwayMaster has terminated.

6. Neither Party hereto shall be liable to the other Party or any third party, including affiliates, subsidiaries or partnership interests, for indirect, incidental, consequential, reliance or special damages, including, without limitation, damages for lost profits, regardless of the form of action whether in contact, indemnify, warranty, strict liability or tort arising from or related to the performance of the duties of either Party in accordance with the terms set forth herein or the rendering of services hereunder.

7. The Parties agree that HighwayMaster is an intended third-party beneficiary of this Addendum.

8. To the extent that the provisions of the Addendum conflict with the IRSA(s), this Addendum shall control.

9. This Addendum may only be modified by written agreement of the Parties hereto.


Southwestern Bell Mobile Systems, Inc.      [CARRIER NAME]


By:                                         By:
   -------------------------------             -------------------------------

Name:                                       Name:
   -------------------------------             -------------------------------

Title:                                      Title:
   -------------------------------             -------------------------------

Date:                                       Date:
   -------------------------------             -------------------------------